UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2006
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
80 West Century Road
Paramus, New Jersey 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This report is filed to amend a report previously filed on February 9, 2006 to include additional information regarding the definitive agreement entered into between Hudson City Bancorp, Inc. and Sound Federal Bancorp, Inc.
Item 1.01 Entry Into Material Definitive Agreement.
     On February 8, 2006, Hudson City Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sound Federal Bancorp, Inc. (“Sound Federal”). The Merger Agreement provides that, upon the terms and conditions set forth in the Merger Agreement, Sound Federal will merge (the “Merger”) with and into a wholly owned subsidiary of Hudson City Savings Bank (the “Bank”) to be formed prior to the closing, with Sound being the surviving entity. Following the Merger, Sound Federal will be dissolved and Sound Federal Savings (“Sound Bank”), a wholly owned subsidiary of Sound Federal, will be merged with and into the Bank, with the Bank as the surviving entity. At the effective time and as a result of the Merger, Sound Federal stockholders will be entitled to receive $20.75 in cash in exchange for each issued and outstanding share of Sound Federal common stock.
     Hudson City and Sound Federal have each made customary representations, warranties and covenants in the Merger Agreement. In addition, Sound Federal made certain additional covenants including, among others, covenants, subject to certain exceptions, (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (iv) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (v) not to solicit proposals relating to alternative acquisition proposals and (vi) not to enter into discussions concerning or provide confidential information in connection with alternative acquisition proposals.
     Consummation of the Merger is subject to certain conditions, including, among others (i) approval of Sound Federal’s stockholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain governmental approvals and (iv) the accuracy of representations and warranties made by Hudson City or Sound Federal’s business, as applicable.
     The Merger Agreement contains certain termination rights for both Hudson City and Sound Federal. If the Merger Agreement is terminated because Sound Federal’s board of directors fails to recommend the Merger and the transactions contemplated by the Merger Agreement to Sound Federal’s stockholders, or withdraws its recommendation or modifies its recommendation in a manner adverse to Hudson City; if Sound Federal terminates the Merger Agreement to accept an alternative transaction; or if the Merger Agreement is terminated in certain circumstances and Sound Federal enters into or consummates another transaction within one year of such termination, then Sound Federal will owe Hudson City a termination fee equal to $13,265,000.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
     The following Exhibits are filed as part of this report.
2.1	Agreement and Plan of Merger, dated February 8, 2006, by and between Hudson City Bancorp, Inc. and Sound Federal Bancorp, Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.
By:	/s/ Denis J. Salamone
Denis J. Salamone
Senior Executive Vice President and Chief Operating Officer

Dated: February 10, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 2.1	Agreement and Plan of Merger, dated February 8, 2006, by and between Hudson City Bancorp, Inc. and Sound Federal Bancorp, Inc.